UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2013

BNET MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-178000	30-0523156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 West 26th Street, 5th Floor
New York, NY 10001
(Address of principal executive offices)  (zip code)

(917) 720-3541
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bnet Media Group, Inc.
From 8-K
Current Report

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended Articles of Incorporation

On June 6, 2013, Bnet Media Group, Inc. (the “Company”), by unanimous written consent of the Directors and the consent of the Stockholders holding a majority of the issued and outstanding shares of Common Stock, approved an amendment to Article 11 of the Articles of Incorporation to provide for the following:

ARTICLE 11.

Super-Majority Vote Requirement for Certain Matters

The approval of not less than 75% of the outstanding voting securities shall be required to approve the following matters:

(a)           The removal of any director of the Corporation; or

(b)           The sale of all or substantially all of the assets of the Corporation;

(c)           Any amendment, alteration, or repeal of the indemnification provisions set forth in Article 10; and

(d)           Any amendment, alteration, or repeal of this Article 11.

A copy of the Certificate of Amendment, as filed with the Nevada Secretary of State on June 12, 2013, is filed herewith as Exhibit 3.01 and incorporated herein by reference.

Forward Split of the Company Issued and Outstanding Common Shares

On June 6, 2013, the Company, by unanimous written consent of the Directors and the consent of the Stockholders holding a majority of the issued and outstanding shares of Common Stock, authorized to a 1-for-16 forward split of the outstanding common stock so that for every 1 share of common stock held beneficially or of record by a Stockholder, that Stockholder is entitled to receive 15 additional shares of Common Stock as a deemed dividend (the “Forward Split”). As of the date of the approval, the Company had 8,800,000 shares of Common Stock issued and outstanding.  After giving effect to the Forward Split the Company will have 140,800,000 shares of Common Stock issued and outstanding. June 6, 2013 shall be the record date (the “Record Date”) for determining beneficially Stockholders and the payment date for the Forward Split shall be determined by the Directors of the Company and/or not less than 30 days following the filing and acceptance of the appropriate certificate with the Secretary of State of the State of Nevada The Forward Split shall be paid by issuing an additional fifteen (15) shares of common stock for every one share of the Company’s Common Stock held by a shareholder and the Forward Split shall have no effect on the authorized shares of Common Stock of the Company.

A copy of the Certificate of Change filed pursuant to NRS 78.209, as filed with the Nevada Secretary of State on June 12, 2013, is filed herewith as Exhibit 3.02 and incorporated herein by reference.

Creation of Series A Preferred Stock

On June 6, 2013, the Company, by unanimous written consent of the Directors and the consent of the Stockholders holding a majority of the issued and outstanding shares of Common Stock, approved the creation of the Class of Series A Preferred Stock (the “Series A Preferred”). The key rights and preferences associated with the Series A Preferred Stock are summarized below:

1.           Number in Class. The Series A Preferred shall consist of 20,000,000 shares, $0.001 par value per share.

2.           Dividend Rights. In each calendar year, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend).

3.           Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Series A Preferred Stock on a pari passu basis according to the number of votes per share entitled to be voted by such holders at the time of such dividend.

4.           Non Cash Dividends. Whenever a dividend or Distribution shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

5.           Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s shareholders, first to the holders of each share of Series A Preferred Stock then outstanding and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets on any shares of Common Stock or subsequent series of preferred stock.

6.           Redemption.  The Company shall not have any redemption rights relating to the Series A Preferred Stock.

7.           Voting Provisions.  Each share of Series A Preferred Stock shall be entitled to sixteen (16) votes on any matter properly brought before the Company’s shareholders for a vote.

A copy of the Certificate of Designation for the Series A Preferred Stock (the “Designation”) as filed with the Nevada Secretary of State on June 12, 2013, is filed herewith as Exhibit 3.03 and incorporated herein by reference. The foregoing description of the Designation is qualified in its entirety by reference to the full text of such document.

 ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Description

3.01	Certificate of Amendment filed June 11, 2013

3.02	Certificate of Change Pursuant to NRS 78.209

3.3	Certificate of Designation of the Rights, Preferences, Privileges and Restrictions for the Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	Bnet Media Group, Inc.
a Nevada corporation
/s/ Gerald E. Sklar

By: Gerald E. Sklar
Its: President and Chief Executive Officer